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                                                                    EXHIBIT 3.16

                          CERTIFICATE OF INCORPORATION

                                       OF

                             IMCO INVESTMENT COMPANY

         First:  The name of the Corporation is IMCO Investment Company.

         Second: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street Wilmington, Delaware 19801.

         Third: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         Fourth: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common stock, $0.01 par value.

         Fifth: From time to time the Corporation may issue its authorized shares for such consideration per share (with respect to shares having a par value, not less than the par value thereof), either in money or money's worth of property or services, and for such other consideration, whether greater or less, now or from time to time hereafter permitted by law, as may be fixed by the Board of Directors; and all shares so issued shall be fully paid and nonassessable.

         No holder of any shares of any class shall as such holder have any preemptive right to subscribe for or purchase any other shares or securities of any class, whether now or hereafter authorized, which at any time may be offered for sale or sold by the Corporation.

         Sixth:  The name and the mailing address of the incorporator is:

      Name                      Mailing Address
      ----                      ---------------
Marc H. Folladori             3100 NCNB Plaza
                              901 Main Street
                              Dallas, Texas 75202

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         Seventh: The number of directors shall be fixed by the bylaws of the
Corporation and until changed in accordance with the manner prescribed by the by laws shall be one (1). The names and addresses of those who are to serve as directors until the first annual meeting of stockholders, or until their successors be elected and qualified, are as follows:

   Name                            Address
   ----                            -------
Paul Dufour                   2200 Ross Avenue
                              Suite 4300-E LB 169
                              Dallas, Texas 75201

         Eighth: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  (1) To make, alter or repeal the bylaws of the Corporation;

                  (2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

                  (3) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

                  (4) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorise the seal of the Corporation to be affixed to all papers which may require it; provided, however, the bylaws may provide that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; and

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                  (5)      When and as authorized by the affirmative vote of the
         holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including securities of any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

         Ninth: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         Tenth: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

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         Eleventh:   The Corporation is to have perpetual existence.

         Twelfth:    The Corporation reserves the right to amend alter, change
or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereaftar prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         Thirteenth: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of September, 1990.

                                         By: /s/ Marc H. Folladori
                                            ---------------------------------
                                            Marc H. Folladori, Incorporator

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                            CERTIFICATE OF CHANGE OF

                    REGISTERED AGENT AND REGISTERED OFFICE OF

                             IMCO INVESTMENT COMPANY

         The Board of Directors of IMCO Investment Company. (the "Corporation"), a Delaware corporation, on the 24th day of February, 1998, does hereby resolve and order that the location of the registered Office of the Corporation within this State be, and the same hereby is, 30 Old Rudnick Lane, Suite 100, Dover, County of Kent, Zip Code 19901.

         The Board of Directors does hereby further resolve that the name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is LEXIS Document Services Inc., a Delaware corporation, and the undersigned does hereby certify that the foregoing is a true copy of resolutions adopted by the Board of Directors at a meeting held as herein stated.

         IN WITNESS WHEREOF, the Board of Directors of the Corporation has caused this Certificate to be signed by its Vice President and attested by its Assistant Secretary, this 24th day of February, 1998.

                                        By: /s/ Robert R. Holian
                                            -----------------------------
                                        Name: Robert R. Holian
                                        Title: Vice President

ATTEST: /s/ Jeffrey S. Mecom
       ---------------------------
       Name: Jeffrey S. Mecom
       Title: Assistant Secretary